AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997
				REGISTRATION NO. 33-61603

			SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C. 20549

			POST-EFFECTIVE AMENDMENT NO. 1
					    TO
					FORM S-8
		REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

				THE TODD-AO CORPORATION
			(Exact name of Registrant as specified in its charter)

			DELAWARE                            13-1679856
		    (State of incorporation)        (I.R.S. Employer Identification Number)

				900 N. SEWARD STREET
				LOS ANGELES, CALIFORNIA 90038
		(Address, including zip code of Registrant's principal executive offices)

				1995 STOCK OPTION PLAN
 				(Full titles of Plans)

				SILAS R. CROSS
				VICE PRESIDENT/TREASURER
				THE TODD-AO CORPORATION
				900 N. SEWARD STREET
				LOS ANGELES, CALIFORNIA 90038
 				PHONE (213) 962-4020

	(Name, address and telephone number, including area code, of agent for service)

				Copy to:
				DAN MALSTROM
				ATTORNEY AT LAW
				8 VIOX WAY
				SAN RAFAEL, CALIFORNIA 94901-2660
				PHONE  (415) 485-9251
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
		CALCULATION OF REGISTRATION FEE
				        Proposed	     Proposed
Title of Each			        Maximum 	     Maximum	      Amount of
Class of Securities        Amount to be     Offering Price   Aggregate	       Registration
to be Registered	         Registered	        Per Share(1)	     Offering Price(1)   Fee(1)


Class A		             10,000	        $ 5.00	      50,000	         15
Common Stock
Class A		             10,000	        $ 5.25	      52,500	         16
Common Stock
Class A		           120,000	        $ 5.50	    660,000	       200
Common Stock
Class A		           220,900	        $ 5.625	    124,256	       377
Common Stock
Class A		            25,000	        $ 5.875	    146,875	         45
Common Stock
Class A		            14,500	        $ 7.125	    103,313	         31
Common Stock
Class A		            30,000	        $ 9.125	    273,750	         83
Common Stock
Class A		            20,000	        $ 9.25	    185,000	         56
Common Stock
Class A		           238,500	        $10.50	 2,504,250	       759
Common Stock
Class A		            34,000	        $11.00	    374,000	       113
Common Stock
Class A		           177,100	        $ 9.56(2)	 1,693,519(2)	       513(2)
Common Stock

Total		           900,000(3)	               $7,285,769	   $ 2,208(4)


(1) Based on the prices at which options may be exercised, except as otherwise indicated.

(2) Estimated solely for purposes of calculating the registration fee, based on the average bid and asked prices as of July 21, 1997, as provided by Rule 457.

(3) Includes 600,000 shares previously registered.

(4) Of this amount, $1,500 has been previously paid and $708 is paid with this filing.

			THE TODD-AO CORPORATION
		POST-EFFECTIVE AMENDMENT NO. 1 TO
		REGISTRATION STATEMENT ON FORM S-8

			EXPLANATORY NOTE

	The original Registration Statement No. 33-61603 related to 600,000 Class A Shares. As set forth in Todd-AO's Proxy Statements and other periodic reports which are incorporated by reference in the Registration Statement: (i) the number of shares reserved for issuance under the 1995 Plan has increased to 900,000 and (ii) the administrative provisions of the 1986 Plan have been amended in several respects.
This Post-Effective Amendment No. 1 is filed to include the additional shares and to update the Registration Statement.

				PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS
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

 Exhibit
 Number         Description

 4.1*              1995 Stock Option Plan, as originally adopted.

4.1 (a)***      Amendment and Restatement of Section 6.1 (Composition of
	        Committee)

4.1 (b)***      Amendment and Restatement of Section 8 (Assignability)

 4.2**             Form of Incentive Stock Option Agreement under the
                       1995 Stock Option Plan.

 4.3.**           Form of Nonqualified Stock Option Agreement under the
                      1995 Stock Option Plan.

 5.1***          Opinion of Dan Malstrom, Attorney at Law, as to legality of securities being registered.

 23.1***      Consent of Deloitte & Touche LLP

 23.2***      Consent of Counsel (contained in Exhibit 5.1 hereto).

 24.1           Power of Attorney (see below).

--------------------------

** Incorporated by reference from the Company's Proxy Statement dated January 3,
   1995.

** Incorporated by reference from the Registration Statement, on Form S-8, filed on August 4, 1995 (Registration No. 33-61603).

*** Filed herewith.



				SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, The Todd-AO Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 1, 1997.

THE TODD-AO CORPORATION

 By: /s/ Salah M. Hassanein

 Salah M. Hassanein
 President and Chief Executive Officer
(Principal Executive Officer)

			POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salah M. Hassanein, Silas R. Cross,
Coburn T. Haskell and W. R. Strickley, jointly and severally, acting alone or together, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration
Statement on Form S-8 (Registration No. 33-61603), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and
Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature	Title					Date

/s/ W. R. Strickley
(W. R. Strickley) Chief Financial Officer			July 1, 1997
 		and Senior Vice President
		(Principal Financial and
		Accounting Officer)

/s/Silas R.
Cross		Vice President/Treasurer			July 7, 1997
(Silas R.
  Cross)

*/s/Coburn T.	Vice President/Controller			July 7, 1997
 Haskell
(Coburn T. Haskell)


*/s/ A. C.	 Director				July 7, 1997
Childhouse
(A. C.
 Childhouse)

*/s/J. R.
  DeLang	Director					July 7, 1997
(J. R.
  DeLang)

/s/David
Haas		Director					 July 1, 1997
(David Haas)

*/s/Richard C.
  Hassanein	Director					July 7, 1997
(Richard C.
  Hassanein)

*/s/ Salah M.
Hassanein	Director					July 7, 1997
(Salah M.
Hassanein)

*/s/Herbert L.
Hutner		Director					July 7, 1997
(Herbert L.
Hutner)

*/s/ Christopher    Director				July 7, 1997
D. Jenkins
(Christopher D.
Jenkins)

*/s/ Robert I.	 Director				July 7, 1997
Knudson
(Robert I.
Knudson)

/s/ David P.
Malm
(David P.	Director					July 2, 1997
Malm)


		Director					July   , 1997
(Marshall
  Naify)

*/s/Michael S.
Naify		Director					July 7, 1997
(Michael S.
Naify)

*/s/Robert A.
  Naify		Director					 July 7, 1997
(Robert A.
(Naify)

/s/Arthur F.
Pierce
(Arthur F.	 Director				 July 2, 1997
Pierce)

*/s/ Zelbie
Trogden		Director					 July 7, 1997
(Zelbie
Trogden)

*By /s/ Silas R. Cross
(Silas R. Cross)
Attorney in Fact


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